Exhibit 99.1

Adaptimmune Announces an Oral Presentation and Four Trials in Progress Posters at the American Society of Clinical Oncology (ASCO) Annual Meeting

PHILADELPHIA, Pa. and OXFORD, UK., May 26, 2017 — Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in T-cell therapy to treat cancer, today announced an oral presentation, as well as four trials in progress posters, at the 2017 ASCO annual meeting in Chicago, Illinois on June 2 through June 6, 2017.

During an oral presentation scheduled for 1:15-1:27 PM CDT on June 5th, Dr. Sandra P. D’Angelo of the Memorial Sloan Kettering Cancer Center will present a full update on Cohorts 1, 2, 3, and 4 from Adaptimmune’s ongoing study of NY-ESO SPEAR T-cells in patients with synovial sarcoma.

The Company will host a webinar / teleconference on June 6th from 8:00—9:00 AM EDT (1:00 -2:00 PM BST) to discuss this updated synovial sarcoma clinical data. Call in details and the webinar link will be made available in the Investors section of Adaptimmune’s website (http://www.adaptimmune.com), and will also be provided in a subsequent ASCO press release on June 5th.

The four trials in progress posters will summarize the study designs for Adaptimmune’s ongoing NY-ESO trials in myxoid/round cell liposarcoma (MRCLS), ovarian cancer, and non-small cell lung cancer (NSCLC); the Company’s ongoing MAGE-A10 trial in NSCLC, and its MAGE-A10 triple tumor study in patients with head and neck, melanoma, or urothelial “bladder” tumors.

Adaptimmune will also host a corporate exhibition booth in the Oncology Professionals Hall (Booth #5031).

Details regarding the oral presentation and the four trials in progress posters are as follows:

Oral Presentation:

Monday, June 5, 2017

Session: Developmental Therapeutics—Immunotherapy

•                  Abstract ID: 3000

•                        Title: “Open label, non-randomized, multi-cohort pilot study of genetically engineered NY-ESO-1 specific NY-ESO-1c259t in HLA-A2+ patients with synovial sarcoma (NCT01343043)”

•                        Presentation Time: 1:15-1:27 PM CDT

•                        Location:  Hall D1

Trials in Progress Posters:

Monday, June 5, 2017

Session: Developmental Therapeutics—Immunotherapy

Presentation Time: 8:00-11:30 AM CDT

Location:  Hall A

•                  Abstract ID: TPS3094

•                        Poster Board #: 187b

•                        Title: “A phase I/IIa, open-label, clinical trial evaluating the safety and efficacy of autologous T-cells expressing enhanced T-cell receptors (TCRs) specific for NY-ESO-1 in patients with recurrent or treatment refractory ovarian cancer (NCT01567891)”

•                  Abstract ID: TPS3097

•                        Poster Board #: 189a

•                        Title: “A pilot study of NY-ESO-1c259 T-cells in subjects with advanced myxoid/round cell liposarcoma (NCT02992743)”

•                  Abstract ID: TPS3096

•                        Poster Board #: 188b

•                        Title: “Two phase I/II open-label clinical trials evaluating the safety and efficacy of autologous T-cells expressing enhanced TCRs specific for NY-ESO-1 or MAGE-A10 in subjects with stage IIIb or stage IV non-small cell lung cancer (NCT02588612/NCT02592577)”

•                  Abstract ID: TPS3098

•                        Poster Board #: 189b

•                        Title: “A phase I single-arm, open-label clinical trial evaluating safety of MAGE-A10c796T in subjects with advanced or metastatic head and neck, melanoma, or urothelial tumors (NCT02989064)”

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer, including solid tumors. Adaptimmune has a number of proprietary clinical programs, and is also developing its NY-ESO SPEAR T-cell program under a strategic collaboration and licensing agreement with GlaxoSmithKline. The Company is located in Philadelphia, USA and Oxfordshire, U.K. For more information, please visit http://www.adaptimmune.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 10, 2017, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts

Investor Relations

Juli P. Miller, Ph.D.

T: (215) 825-9310

E: juli.miller@adaptimmune.com

Media Relations

Margaret Henry

T: +44 (0)1235 430036

Cell: +44 (0)7710 304249

E: margaret.henry@adaptimmune.com